UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2013 (February 21, 2013)

____________________

ENTERPRISE BANCORP, INC.
(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	1,852
(address of principal executive offices)	(Zip Code)

(978) 459-9000
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d)    Effective February 21, 2013, in accordance with authority provided under the By-Laws of Enterprise Bancorp, Inc. (the “Company”) and of its wholly owned subsidiary, Enterprise Bank and Trust Company (the “Bank”), John T. Grady, Jr. accepted his appointment by a vote adopted jointly by the Board of Directors of both entities and became a member of the Board of Directors of both the Company and the Bank. Mr. Grady was elected to the class of directors whose term expires in 2015.

Mr. Grady is a Senior Advisor at Moelis & Company, a global investment company with offices in Boston and New York. Mr. Grady has over 25 years of experience in financial services in senior positions across asset management, private wealth management and banking. He was most recently a Managing Director and Head of New Business Development at Athena Capital, an investment management firm based outside Boston. Previously, Mr. Grady was at Lehman Brothers where he was the Managing Director responsible for the investment Management Division in New England. Mr. Grady also spent 14 years at State Street Global Advisors where he was a Managing Director in the Global Private Client Group, a member of State Street Corporation's Executive Operating Group and was responsible for institutional sales, client service, consultant relations and charitable asset management. Mr. Grady holds a B.A. from Boston University. Mr. Grady serves as a director of Bank of Cape Cod and its publicly traded holding company, New England Bancorp, Inc. He serves on the Board of Directors of South Shore Hospital and Partner's Healthcare and is a member of the Corporation of the Brigham and Women's Hospital. He is also a member of the Boston University Athletic Directors Council, the Corporation of the Isabella Stewart Gardner Museum and is a Trustee of the Belmont Hill School.

Mr. Grady does not have any arrangement or understanding with any other person pursuant to which such newly elected director has been elected to the Board of Directors of the Company and the Bank.

Mr. Grady has not entered into, or become eligible to participate in, any material plan, contract or arrangement with or offered by the Company or the Bank in connection with such newly elected director having been elected to the Board of Directors, other than eligibility to receive fees in the ordinary course for services as a director, and there has not been any grant or award of any equity or other compensation made by the Company or the Bank to Mr. Grady as a result of such newly elected director's election to the Board.

Mr. Grady has not been appointed to any Board committees as of the date of this report, and neither the Company nor the Bank has yet identified any Board committees to which Mr. Grady is expected to be appointed to as of this time.
A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits
(a)         Not applicable
(b)         Not applicable
(c)         Not applicable
(d)         The following exhibit is included with this report:

Exhibit 99.1 - Press release for appointment of director John T. Grady

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: February 26, 2013	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer